Exhibit 99

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery Humana Investor Relations (502) 580-3644 e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Reports Third Quarter 2007 Financial Results

•	EPS for third quarter 2007 of $1.78 including $0.25 per share from items not expected to recur in future periods
•	2007 EPS guidance revised to $4.75 to $4.80 including $0.25 per share described above
•	2008 EPS projected to be $5.30 to $5.50

LOUISVILLE, KY (October 29, 2007) – Humana Inc. (NYSE: HUM) today reported financial results for the quarter ended September 30, 2007 (3Q07) including diluted earnings per common share (EPS) of $1.78, significantly above the company’s previous guidance for 3Q07 EPS of $1.45 to $1.50.  The company earned $0.95 per share for the quarter ended September 30, 2006 (3Q06).  The company’s 3Q07 EPS included earnings of $0.25 per share(a) that are not anticipated to recur in future periods. The company’s 3Q07 performance was also $0.05 per share better than expected due to ongoing improvements in the company’s Commercial operations and stand-alone Medicare Prescription Drug Plans (PDPs) that are expected to positively impact fourth quarter 2007 and full-year 2008 results.

The company now estimates EPS for the year ending December 31, 2007 (FY07E) will be in the range of $4.75 to $4.80 versus $2.90 for the year ended December 31, 2006 (FY06).  The company also projects its EPS for the year ending December 31, 2008 (FY08E) to be in the range of $5.30 to $5.50, an increase of 10 to 16 percent over FY07E EPS, or 16 to 22 percent(a)(c) versus the non-GAAP EPS for FY07E.

“Strong performance in both our business segments fueled a successful third quarter,” said Michael B. McCallister, Humana's president and chief executive officer. “Most importantly, the quarter positioned us well to extend our industry-leading growth in both revenues and earnings through 2008 and beyond.”

For the nine months ended September 30, 2007 (YTD07) the company reported $3.48 in EPS compared to $1.98 for the nine months ended September 30, 2006 (YTD06).  Results for YTD07 on a non-GAAP basis were $3.23 per diluted share(a)(c).  Results for YTD06 included approximately $0.19 per share of venture capital gains that did not recur in YTD07.  The year-over-year increase in YTD07 financial results was primarily due to better operating performance in both business segments.

Revenues– 3Q07 consolidated revenues rose 12 percent to $6.32 billion from $5.65 billion in 3Q06, with total premium and administrative services fees up 11 percent compared to the prior year’s quarter. This year-over-year increase was primarily driven by higher average Medicare membership versus 3Q06.

YTD07 consolidated revenues rose 20 percent to $18.95 billion from $15.76 billion in YTD06 with total premium and administrative services fees up 20 percent compared to the prior year’s period, also primarily driven by higher average enrollment in the company’s Medicare plans.

Medical costs– The 3Q07 consolidated medical expense ratio (medical expenses as a percent of premium revenues or MER) of 81.3 percent was 280 basis points lower than the 3Q06 MER of 84.1 percent, the combined result of a 360 basis point decline in the Government Segment MER (including a 150 basis point benefit from favorable prior year claims development(a)) and a 70 basis point decline in the Commercial Segment MER.

The consolidated MER for YTD07 of 83.8 percent was 50 basis points lower than the YTD06 consolidated MER of 84.3 percent, substantially due to the same factors driving the year-over-year improvement in 3Q07.

Selling, general, & administrative (SG&A) expenses– The 3Q07 consolidated SG&A expense ratio (SG&A expenses as a percent of premiums, administrative services fees and other revenue) increased 20 basis points to 13.3 percent for 3Q07 from 13.1 percent in 3Q06.  The year-over-year increase was primarily the result of a higher SG&A expense ratio in both of the company’s business segments.

The SG&A expense ratio for YTD07 of 13.2 percent was 100 basis points lower than that for YTD06 of 14.2 percent primarily driven by efficiency and productivity gains associated with higher average medical membership year to date.

Government Segment Results

Pretax results:
•
Government Segment pretax earnings were $416.3 million in 3Q07 compared to $207.0 million in 3Q06.  This segment’s pretax earnings for 3Q07 on a non-GAAP basis were $347.4 million(a)(c). As expected, the year-over-year improvement in segment pretax earnings primarily reflects a more normal MER pattern for the Part D benefit for 2007 as well as administrative cost efficiency associated with higher average Medicare medical membership.  The extended enrollment period for this benefit during 2006 distorted the claims pattern associated with the beneficiaries’ progression through the Part D benefit stages in the prior year.

•
For YTD07, pretax earnings for the Government Segment of $723.0 million increased by $396.4 million, or 121 percent versus YTD06 pretax earnings for the segment of $326.6 million, primarily reflecting the same factors impacting the year-over-year comparison for the third quarter.

Enrollment:
•
Medicare Advantage membership grew to 1,138,000 at September 30, 2007, an increase of 145,000, or 15 percent, from September 30, 2006 and less than 1 percent versus June 30, 2007.  Average Medicare Advantage membership for 3Q07 was up 15 percent compared to that for 3Q06.  The company’s expanded participation in various Medicare products and markets combined with the company’s increased sales and marketing efforts for these programs led to the higher membership level year over year.

•	Membership in the company’s stand-alone PDPs totaled 3,459,700 at September 30, 2007 compared to 3,521,000 at September 30, 2006 and 3,440,100 at June 30, 2007.
•	TRICARE membership of 2,857,400 at September 30, 2007 was essentially unchanged from both September 30, 2006 and June 30, 2007.
•
Medicaid membership of 566,600 at September 30, 2007 increased 154,000 from September 30, 2006 due primarily to the award of a new Puerto Rico regional ASO contract during the fourth quarter of 2006, partially offset by eligible Puerto Rico Medicaid members choosing to move into the Medicare Advantage program. Medicaid membership was essentially unchanged compared to the June 30, 2007 total of 567,600.

Premiums and administrative services fees:
•	Medicare Advantage premiums of $2.83 billion in 3Q07 increased 19 percent compared to $2.37 billion in 3Q06, primarily the result of higher average membership.
•
Medicare stand-alone Part D premiums of $890.4 million in 3Q07 increased 5 percent compared to $851.4 million in 3Q06, primarily the result of annual rate increases and changes in premiums associated with Part D risk-share accruals.

•	TRICARE premiums and administrative services fees during 3Q07 increased $81.0 million to $731.8 million compared to $650.8 million in 3Q06.

Medical Expenses:
•
The Government Segment MER decreased 360 basis points to 81.4 percent in 3Q07 compared to 85.0 percent in the prior year’s quarter.  This decrease reflects a more normalized MER pattern for the Medicare Part D benefit for 2007 as well as the impact of favorable prior year claims development.  The extended enrollment period for this benefit during the prior year distorted the claims pattern associated with the beneficiaries’ progression through the Part D benefit stages in 2006.

•
During 3Q07 the company realized approximately $68.9 million in favorable prior year claims development that it does not anticipate recurring in future periods, with approximately $54.0 million related to Medicare Part D claims and the remainder associated with TRICARE claims. The Medicare Part D development primarily related to the resolution of first-year Part D implementation matters including enrollment discrepancies and the related impact on claim estimates.  The remainder of this favorable prior year claims development primarily related to the adjustment of certain TRICARE reserves as a result of the settlement of claims payment accuracy provisions for prior option periods.

SG&A Expenses:
•
The Government Segment’s SG&A expense ratio for 3Q07 of 10.2 percent was 10 basis points higher than that for 3Q06 of 10.1 percent.  This segment’s SG&A expense ratio increased 20 basis points on a sequential basis as lower SG&A expenses were slightly outpaced by adjustments to revenues associated with risk adjustment and Part D risk-share accruals.

Commercial Segment Results

Pretax results:
•
Commercial Segment pretax earnings were $62.2 million in 3Q07 compared to $42.4 million in 3Q06. Commercial Segment operating earnings in 3Q07 continue to reflect the company’s commitment to underwriting discipline and strategic growth in select lines of business.

•
For YTD07, pretax earnings for the Commercial Segment of $207.4 million were $13.1 million, or 7 percent higher than YTD06 pretax earnings for the segment of $194.3 million primarily reflecting the same factors driving year-over-year improvement for 3Q07.

Enrollment:
•	Commercial Segment medical membership of 3,299,100 at September 30, 2007 was essentially unchanged from both September 30, 2006 and June 30, 2007.
•
Membership in strategic areas of commercial growth rose as follows during 3Q07 compared to 3Q06: Individual product membership increased 28 percent, Smart plans and other consumer offerings grew 27 percent, Small Group business membership was up 2 percent, and ASO business was 1 percent higher than the prior year.

Premiums and administrative services fees:
•
Premiums and administrative services fees for the Commercial Segment increased 2 percent to $1.61 billion in 3Q07 compared to $1.58 billion in the prior year’s quarter, primarily due to the effect of per-member premium increases being partially offset by lower average fully insured group membership.

•	Commercial Segment medical premiums for fully-insured groups increased approximately 6 percent on a per-member basis during 3Q07 compared to 3Q06.

Medical Expenses:
•
In 3Q07, the Commercial Segment MER of 81.0 percent was 70 basis points lower than the 3Q06 MER of 81.7 percent, primarily reflecting an increase in the percentage of Individual and Small Group members comprising our fully insured book, improving medical cost utilization trends, and the company’s continued commitment to underwriting discipline.

SG&A Expenses:
•
The Commercial Segment SG&A expense ratio of 21.8 percent for 3Q07 compares to 20.5 percent in 3Q06, primarily the combined result of higher average Individual, and ASO membership and administrative costs associated with increased business for the company’s mail order pharmacy.  Average Individual product membership rose 25 percent and average ASO membership increased 2 percent versus the prior year’s quarter.

Balance Sheet

•
Cash and cash equivalents declined $1.14 billion or 31 percent sequentially.  The early receipt of the July Medicare premium payment from the Centers for Medicare and Medicaid Services (CMS) during June 2007 resulted in the receipt of only two months of premium from CMS during the third quarter of 2007.  This timing also resulted in a corresponding sequential decline in unearned premium revenues during 3Q07.

•	Unearned revenues of $177.1 million decreased 87 percent from the June 30, 2007 balance of $1.36 billion also due to the timing of the receipts of Medicare premiums from CMS.
•	Debt-to-total capitalization at September 30, 2007 was 25.7 percent, down 40 basis points from June 30, 2007 due primarily to higher capitalization associated with 3Q07 earnings.
•
The company’s working capital at September 30, 2007 included approximately $721.8 million in net Part D risk-share payables to CMS associated with the company’s Medicare Advantage and stand-alone PDP offerings.  Approximately $725.5 million of this net liability related to Part D plan offerings for the year ended December 31, 2006.

•	Days in claims payable excluding the impact of Medicare stand-alone PDPs were up slightly to 63.4 days at September 30, 2007 from 62.4 days at June 30, 2007.

Cash Flows from Operations

Cash flows used in operations for 3Q07 of $637.7 million compared to cash flows used in operations of $391.0 million in 3Q06.

Cash flows from operations ($ in millions)	3Q07	3Q06	YTD07	YTD06
Cash flows provided by operations in accordance with Generally Accepted Accounting Principles (GAAP)	$(637.7)	$(391.0)	$1,414.1	$1,151.8

Timing of premium payment from CMS(b)	1,175.3	1,031.8	―	―

Non-GAAP cash flows provided by operations(b)(c)	$537.6	$640.8	$1,414.1	$1,151.8

The company also evaluates operating cash flows on a non-GAAP basis(b)(c).  Non-GAAP cash flows provided by operations declined to $537.6 million(b)(c) in 3Q07 from $640.8 million(b)(c) in 3Q06 driven primarily by changes in working capital more than offsetting the impact of higher operating earnings.

Footnotes

(a)
As described more fully in the “Government Segment Results – Medical Expenses” section of this press release during 3Q07 the company realized pretax earnings of approximately $68.9 million ($0.25 per share) associated with the resolution of favorable claims development in its Government Segment related to prior year issues that are not anticipated to recur in future periods. A reconciliation of GAAP to non-GAAP amounts related to this favorable development and the company’s reason for this non-GAAP disclosure are included in the statistical pages of this earnings press release.

(b)
When reviewing and analyzing Humana’s operating cash flows, company management applies the CMS premium payment in each month to match the corresponding disbursements.  To do otherwise distorts meaningful analysis of the company’s operating cash flow.  Therefore, decisions such as management’s forecasting and business plans regarding cash flow use this non-GAAP financial measure.

(c)
The company believes that these non-GAAP measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance.  Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes.  Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.  A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430.  No password is required.  The company suggests participants dial in approximately ten minutes in advance of the call.  For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking.  The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking items may be significantly impacted by certain risks and uncertainties described in the following documents filed by Humana with the Securities and Exchange Commission
•	Form 10-K for the year ended December, 31, 2006,
•	Form 10-Qs for the quarters ended March 31, 2007 and June 30, 2007,
•	Form 8-Ks filed during 2007.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health benefits companies, with approximately 11.3 million medical members. Humana offers a diversified portfolio of health insurance products and related services – through traditional and consumer-choice plans – to employer groups, government-sponsored plans, and individuals.

Over its 46-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•  Annual reports to stockholders;
•  Securities and Exchange Commission filings;
•  Most recent investor conference presentations;
•  Quarterly earnings news releases;
•  Replay of most recent earnings release conference calls;
•  Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
•  Corporate Governance information.

Humana Inc. – Earnings Guidance Points as of October 29, 2007

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2007	For the year ending December 31, 2008* *assumes closing of pending KMG America (“KMG”) acquisition in late 2007	Comments
Diluted earnings per common share (EPS)	Full year 2007: $4.75 to $4.80 4Q07: $1.27 to $1.32	Full year 2008: $5.30 to $5.50	2007 EPS includes $0.25 per share of earnings that are not anticipated to recur in 2008
Revenues	Consolidated revenues: Approximately $25 billion	Consolidated revenues: $28 billion to $30 billion

	Premiums and ASO fees: Medicare Advantage: Approximately $11 billion; Medicare stand-alone PDPs: Approximately $3.5 billion; TRICARE: Approximately $3 billion;	Premiums and ASO fees: Medicare Advantage: $13 billion to $14 billion; Medicare stand-alone PDPs: Approximately $3.4 billion; TRICARE: $3.1 billion to $3.3 billion;
	Commercial: Approximately $6.5 billion	Commercial: $7.2 billion to $7.7 billion	2008 includes $200 million for KMG premiums & fees

	Investment income: Approximately $305 million	Investment income: $360 million to $380 million	2008 includes $20 million for KMG investment income

	Other revenue: $150 million to $155 million	Other revenue: $200 million to $250 million	Other revenue primarily relates to revenues associated with the company’s mail order pharmacy; related administrative costs are in SG&A expenses

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2007	For the year ending December 31, 2008* *assumes closing of pending KMG America (“KMG”) acquisition in late 2007	Comments
Ending medical membership (fully-insured and ASO combined)	Medicare Advantage: Up approximately 130,000 from prior year	Medicare Advantage: Up 200,000 to 250,000 from prior year

	Medicare stand-alone PDPs: 3.4 million to 3.5 million	Medicare stand-alone PDPs: 3.1 million to 3.2 million

	TRICARE: No material change from prior year	TRICARE: No material change from prior year

	Medicaid: No material change from prior year	Medicaid: No material change from prior year

	Commercial: Up approximately 50,000 from prior year	Commercial: Up approximately 50,000 to 75,000 from prior year
Medical costs	Total Medicare products: MER of approximately 83%	Total Medicare products: MER in the range of 83% to 84%	Medicare Advantage and stand-alone PDP combined

	Commercial fully-insured groups: Medical cost trends in the range of 4.5% to 5.0%; premium yields in line with medical cost trends	Commercial fully-insured groups: Medical cost trends and premium yields in line with prior year

Secular Commercial medical cost trend components as follows:  inpatient hospital utilization – flat to 1 percent; inpatient and outpatient hospital rates – mid to upper single digits; outpatient hospital utilization – low to mid single digits; physician – mid single digits; and pharmacy – high single to low double digits.
Secular Commercial medical cost trend components: no material change from 2007

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2007	For the year ending December 31, 2008* *assumes closing of pending KMG America (“KMG”) acquisition in late 2007	Comments
Selling, general & administrative expenses	Consolidated SG&A expense ratio of 13.5% to 14%	Consolidated SG&A expense ratio of 13.5% to 14%	SG&A expenses as a percent of premiums, administrative costs, and other revenue
Depreciation & amortization	Approximately $180 million	$215 million to $220 million
Interest expense	Approximately $70 million	$85 million to $90 million
Pretax results	Total Medicare products: Operating margin of approximately 5%	Total Medicare products: Operating margin of approximately 5%	Medicare Advantage and stand-alone PDP combined

	TRICARE: Operating margin of approximately 4%	TRICARE: Operating margin of 2.5% to 3.5%

	Commercial Segment: Pretax earnings of $240 million to $250 million	Commercial Segment: Pretax earnings of $280 million to $300 million	Net investment income is included in segment-level totals only

Cash flows from operations	$1.2 billion to $1.4 billion	$1.5 billion to $1.8 billion
Capital expenditures	Approximately $220 million	Approximately $225 million
Effective tax rate	36% to 37%	36% to 37%
Shares used in computing full-year EPS	Approximately 170 million	Approximately 173 million

Humana Inc.
Statistical Schedules
And
Supplementary Information
3Q07 Earnings Release

Humana Inc.
Statistical Schedules and Supplementary Information
3Q07 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	Consolidated Balance Sheets
S-6-7	Consolidated Statements of Cash Flows
S-8	Key Income Statement Ratios and Segment Operating Results
S-9	Membership Detail
S-10-11	Premiums and Administrative Services Fees Detail
S-12	Percentage of Ending Membership under Capitation Arrangements
S-13-15	Medical Claims Reserves
S-16	GAAP to Non-GAAP Reconciliation
S-17	Footnotes

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended September 30,
			Dollar	Percentage
	2007	2006	Change	Change
Revenues:
Premiums	$6,092,841	$5,486,368	$606,473	11.1%
Administrative services fees	101,531	86,332	15,199	17.6%
Investment income	82,362	62,474	19,888	31.8%
Other revenue	42,850	14,610	28,240	193.3%
Total revenues	6,319,584	5,649,784	669,800	11.9%
Operating expenses:
Medical	4,953,862	4,616,002	337,860	7.3%
Selling, general and administrative	829,023	729,722	99,301	13.6%
Depreciation	37,771	32,562	5,209	16.0%
Other intangible amortization	4,479	5,115	(636)	-12.4%
Total operating expenses	5,825,135	5,383,401	441,734	8.2%
Income from operations	494,449	266,383	228,066	85.6%
Interest expense	15,947	17,009	(1,062)	-6.2%
Income before income taxes	478,502	249,374	229,128	91.9%
Provision for income taxes	176,124	90,176	85,948	95.3%
Net income	$302,378	$159,198	$143,180	89.9%

Basic earnings per common share	$1.81	$0.97	$0.84	86.6%
Diluted earnings per common share	$1.78	$0.95	$0.83	87.4%

Shares used in computing basic earnings per common share	167,188	164,387
Shares used in computing diluted earnings per common share	170,051	168,376

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Nine Months Ended September 30,
			Dollar	Percentage
	2007	2006	Change	Change
Revenues:
Premiums	$18,320,654	$15,272,329	$3,048,325	20.0%
Administrative services fees	294,488	248,721	45,767	18.4%
Investment income	227,941	211,943	15,998	7.5%
Other revenue	108,111	28,325	79,786	281.7%
Total revenues	18,951,194	15,761,318	3,189,876	20.2%
Operating expenses:
Medical	15,358,280	12,879,429	2,478,851	19.2%
Selling, general and administrative	2,476,092	2,204,471	271,621	12.3%
Depreciation	122,100	94,027	28,073	29.9%
Other intangible amortization	14,478	15,152	(674)	-4.4%
Total operating expenses	17,970,950	15,193,079	2,777,871	18.3%
Income from operations	980,244	568,239	412,005	72.5%
Interest expense	49,931	47,335	2,596	5.5%
Income before income taxes	930,313	520,904	409,409	78.6%
Provision for income taxes	339,848	188,502	151,346	80.3%
Net income	$590,465	$332,402	$258,063	77.6%

Basic earnings per common share	$3.55	$2.03	$1.52	74.9%
Diluted earnings per common share	$3.48	$1.98	$1.50	75.8%

Shares used in computing basic earnings per common share	166,538	163,736
Shares used in computing diluted earnings per common share	169,535	167,746

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts
	September 30,	June 30,	December 31,	Sequential Change
	2007	2007	2006	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$2,585,670	$3,720,769	$1,740,304
Investment securities	3,475,300	3,323,536	3,192,273
Receivables, net:
Premiums	685,242	685,479	667,657
Administrative services fees	12,556	12,074	13,284
Securities lending collateral	830,589	1,346,065	627,990
Other	1,612,467	1,318,003	1,091,465
Total current assets	9,201,824	10,405,926	7,332,973	$(1,204,102)	-11.6%
Property and equipment, net	570,798	569,412	545,004
Other assets:
Long-term investment securities	420,769	400,775	414,877
Goodwill	1,330,585	1,330,585	1,310,631
Other	548,530	628,267	524,011
Total other assets	2,299,884	2,359,627	2,249,519
Total assets	$12,072,506	$13,334,965	$10,127,496	$(1,262,459)	-9.5%

Liabilities and Stockholders' Equity
Current liabilities:
Medical and other expenses payable	$2,881,329	$2,954,146	$2,488,261
Trade accounts payable and accrued expenses	2,253,504	2,084,463	1,626,658
Book overdraft	253,356	289,646	293,605
Securities lending payable	830,589	1,346,065	627,990
Unearned revenues	177,080	1,355,017	155,298
Total current liabilities	6,395,858	8,029,337	5,191,812	$(1,633,479)	-20.3%
Long-term debt	1,292,858	1,189,570	1,269,100
Other long-term liabilities	644,913	740,560	612,698
Total liabilities	8,333,629	9,959,467	7,073,610	$(1,625,838)	-16.3%
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares
authorized 185,973,713 issued at September 30, 2007	30,995	30,833	30,491
Capital in excess of par value	1,462,953	1,422,370	1,357,077
Retained earnings	2,499,563	2,197,185	1,909,098
Accumulated other comprehensive loss	(11,042)	(38,112)	(13,205)
Treasury stock, at cost, 16,541,384 shares at September 30, 2007	(243,592)	(236,778)	(229,575)
Total stockholders' equity	3,738,877	3,375,498	3,053,886	$363,379	10.8%
Total liabilities and stockholders' equity	$12,072,506	$13,334,965	$10,127,496	$(1,262,459)	-9.5%

Debt-to-total capitalization ratio	25.7%	26.1%	29.4%

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Three Months Ended September 30,
			Dollar	Percentage
	2007	2006	Change	Change
Cash flows from operating activities
Net income	$302,378	$159,198
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	42,250	37,677
Stock-based compensation	10,604	9,350
(Benefit) provision for deferred income taxes	(9,168)	23,495
Changes in operating assets and liabilities excluding
the effects of acquisitions:
Receivables	(245)	37,448
Other assets	69,395	(29,713)
Medical and other expenses payable	(72,817)	105,300
Other liabilities	200,732	293,274
Unearned revenues	(1,177,937)	(1,023,958)
Other	(2,845)	(3,088)
Net cash used in operating activities	(637,653)	(391,017)	$(246,636)	-63.1%

Cash flows from investing activities
Acquisitions, net of cash acquired	(501)	(431)
Purchases of property and equipment	(41,339)	(54,629)
Proceeds from sales of property and equipment	11,862	7,296
Purchases of investment securities	(758,695)	(1,246,843)
Proceeds from maturities of investment securities	321,304	467,620
Proceeds from sales of investment securities	328,275	506,870
Change in securities lending collateral	515,476	(676,476)
Net cash provided by (used in) investing activities	376,382	(996,593)	$1,372,975	137.8%

Cash flows from financing activities
Receipts from CMS contract deposits	464,703	382,787
Withdrawals from CMS contract deposits	(885,541)	(634,437)
Borrowings under credit agreement	475,000	150,000
Repayments under credit agreement	(400,000)	-
Repayment of senior notes	-	(300,000)
Debt issue costs	-	(1,971)
Change in book overdraft	(36,290)	9,420
Change in securities lending payable	(515,476)	676,476
Common stock repurchases	(6,814)	(10,633)
Tax benefit from stock-based compensation	12,272	17,135
Proceeds from stock option exercises and other	18,318	21,603
Net cash (used in) provided by financing activities	(873,828)	310,380	$(1,184,208)	-381.5%

Decrease in cash and cash equivalents	(1,135,099)	(1,077,230)
Cash and cash equivalents at beginning of period	3,720,769	2,258,464

Cash and cash equivalents at end of period	$2,585,670	$1,181,234

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Nine Months Ended September 30,
			Dollar	Percentage
	2007	2006	Change	Change
Cash flows from operating activities
Net income	$590,465	$332,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,578	109,179
Stock-based compensation	30,868	24,401
(Benefit) provision for deferred income taxes	(33,179)	22,269
Changes in operating assets and liabilities excluding
the effects of acquisitions:
Receivables	(16,857)	(5,509)
Other assets	(57,072)	(389,013)
Medical and other expenses payable	393,068	632,063
Other liabilities	335,155	465,993
Unearned revenues	21,782	20,892
Other	13,286	(60,866)
Net cash provided by operating activities	1,414,094	1,151,811	$262,283	22.8%

Cash flows from investing activities
Acquisitions, net of cash acquired	(27,506)	(26,362)
Purchases of property and equipment	(156,056)	(136,602)
Proceeds from sales of property and equipment	15,934	9,452
Purchases of investment securities	(2,631,990)	(3,505,391)
Proceeds from maturities of investment securities	1,091,260	1,478,017
Proceeds from sales of investment securities	1,254,878	1,219,555
Change in securities lending collateral	(202,599)	(869,715)
Net cash used in investing activities	(656,079)	(1,831,046)	$1,174,967	64.2%

Cash flows from financing activities
Receipts from CMS contract deposits	1,948,062	1,427,849
Withdrawals from CMS contract deposits	(2,109,523)	(1,370,862)
Borrowings under credit agreement	1,185,000	250,000
Repayments under credit agreement	(1,160,000)	(300,000)
Proceeds from issuance of senior notes	-	498,545
Repayment of senior notes	-	(300,000)
Debt issue costs	-	(5,796)
Change in book overdraft	(40,249)	1,239
Change in securities lending payable	202,599	869,715
Common stock repurchases	(14,017)	(15,570)
Tax benefit from stock-based compensation	26,826	30,791
Proceeds from stock option exercises and other	48,653	42,542
Net cash provided by financing activities	87,351	1,128,453	$(1,041,102)	-92.3%

Increase in cash and cash equivalents	845,366	449,218
Cash and cash equivalents at beginning of period	1,740,304	732,016

Cash and cash equivalents at end of period	$2,585,670	$1,181,234

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended September 30,				Nine Months Ended September 30,

				Percentage				Percentage
	2007	2006	Difference	Change	2007	2006	Difference	Change
Medical expense ratio
Government Segment	81.4%	85.0%	-3.6%		85.0%	85.5%	-0.5%
Commercial Segment	81.0%	81.7%	-0.7%		80.4%	81.6%	-1.2%
Consolidated	81.3%	84.1%	-2.8%		83.8%	84.3%	-0.5%

Selling, general, and administrative
expense ratio
Government Segment	10.2%	10.1%	0.1%		10.3%	11.6%	-1.3%
Commercial Segment	21.8%	20.5%	1.3%		21.4%	19.8%	1.6%
Consolidated	13.3%	13.1%	0.2%		13.2%	14.2%	-1.0%

Detail of Pretax Income
Government Segment	$416,299	$207,004	$209,295	101.1%	$722,954	$326,557	$396,397	121.4%
Commercial Segment	62,203	42,370	19,833	46.8%	207,359	194,347	13,012	6.7%
Consolidated	$478,502	$249,374	$229,128	91.9%	$930,313	$520,904	$409,409	78.6%

Detail of Pretax Margins
Government Segment	9.0%	5.1%	3.9%		5.2%	3.0%	2.2%
Commercial Segment	3.7%	2.6%	1.1%		4.2%	3.9%	0.3%
Consolidated	7.6%	4.4%	3.2%		4.9%	3.3%	1.6%

Humana Inc.
Membership Detail
In thousands

	Ending September 30,		Ending September 30,	Year-over-year Change		Ending June 30,	Sequential Change
	2007	Average - 3Q07	2006	Amount	Percent	2007	Amount	Percent
Medical Membership:
Government Segment:
Medicare Advantage - HMO	451.7	452.4	455.4	(3.7)	-0.8%	452.4	(0.7)	-0.2%
Medicare Advantage - PPO	71.1	69.5	71.1	0.0	0.0%	66.9	4.2	6.3%
Medicare Advantage - PFFS	615.2	616.5	466.5	148.7	31.9%	614.4	0.8	0.1%
Total Medicare Advantage	1,138.0	1,138.4	993.0	145.0	14.6%	1,133.7	4.3	0.4%
Medicare - PDP - Standard	2,148.9	2,146.9	2,081.7	67.2	3.2%	2,131.0	17.9	0.8%
Medicare - PDP - Enhanced	1,085.1	1,081.5	1,021.6	63.5	6.2%	1,075.9	9.2	0.9%
Medicare - PDP - Complete	225.7	228.0	417.7	(192.0)	46.0%	233.2	(7.5)	-3.2%
Total Medicare stand-alone PDPs	3,459.7	3,456.4	3,521.0	(61.3)	1.7%	3,440.1	19.6	0.6%
Total Medicare	4,597.7	4,594.8	4,514.0	83.7	1.9%	4,573.8	23.9	0.5%
TRICARE insured	1,720.4	1,720.4	1,721.3	(0.9)	-0.1%	1,717.6	2.8	0.2%
TRICARE ASO	1,137.0	1,137.2	1,141.4	(4.4)	-0.4%	1,150.6	(13.6)	-1.2%
Total TRICARE	2,857.4	2,857.6	2,862.7	(5.3)	-0.2%	2,868.2	(10.8)	-0.4%
Medicaid insured	383.8	383.8	412.6	(28.8)	-7.0%	384.9	(1.1)	-0.3%
Medicaid ASO	182.8	184.0	-	182.8	100.0%	182.7	0.1	0.1%
Total Medicaid	566.6	567.8	412.6	154.0	37.3%	567.6	(1.0)	-0.2%
Total Government Segment	8,021.7	8,020.2	7,789.3	232.4	3.0%	8,009.6	12.1	0.2%
Commercial Segment:
Fully-insured medical:
Group	1,530.2	1,530.1	1,597.1	(66.9)	-4.2%	1,533.0	(2.8)	-0.2%
Individual	223.7	216.5	175.4	48.3	27.5%	205.0	18.7	9.1%
Medicare supplement	11.3	10.2	7.4	3.9	52.7%	8.3	3.0	36.1%
Total fully-insured medical	1,765.2	1,756.8	1,779.9	(14.7)	-0.8%	1,746.3	18.9	1.1%
ASO	1,533.9	1,546.1	1,512.0	21.9	1.4%	1,532.4	1.5	0.1%
Total Commercial Segment	3,299.1	3,302.9	3,291.9	7.2	0.2%	3,278.7	20.4	0.6%

Total medical membership	11,320.8	11,323.1	11,081.2	239.6	2.2%	11,288.3	32.5	0.3%

Specialty Membership (all Commercial Segment)
Dental - fully-insured	974.7	975.6	960.5	14.2	1.5%	978.1	(3.4)	-0.3%
Dental - ASO	499.3	503.9	488.2	11.1	2.3%	499.9	(0.6)	-0.1%
Total dental	1,474.0	1,479.5	1,448.7	25.3	1.7%	1,478.0	(4.0)	-0.3%
Group life	444.3	442.7	436.1	8.2	1.9%	439.8	4.5	1.0%
Short-term disability	11.8	11.9	14.9	(3.1)	-20.8%	12.2	(0.4)	-3.3%
Total specialty membership	1,930.1	1,934.1	1,899.7	30.4	1.6%	1,930.0	0.1	0.0%

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (A)
	Three Months Ended September 30,				Three Months Ended September 30,
			Dollar	Percentage
	2007	2006	Change	Change	2007	2006
Premium revenues
Government Segment:
Medicare Advantage	$2,825,587	$2,366,206	$459,381	19.4%	$827	$799
Medicare stand-alone PDPs	890,420	851,398	39,022	4.6%	$86	$82
Total Medicare	3,716,007	3,217,604	498,403	15.5%
TRICARE insured (B)	714,173	639,657	74,516	11.6%	$138	$124
Medicaid insured	135,609	128,018	7,591	5.9%	$118	$103
Total Government Segment premiums	4,565,789	3,985,279	580,510	14.6%
Commercial Segment:
Fully-insured medical	1,418,884	1,397,945	20,939	1.5%	$269	$260
Specialty	108,168	103,144	5,024	4.9%	$22	$21
Total Commercial Segment premiums	1,527,052	1,501,089	25,963	1.7%
Total premium revenues	$6,092,841	$5,486,368	$606,473	11.1%

Administrative services fees
TRICARE ASO (B)	$17,675	$11,136	$6,539	58.7%	$5	$3
Medicaid ASO	2,165	-	2,165	100.0%	$4	-
Total Government Segment	19,840	11,136	8,704	78.2%
Commercial Segment	81,691	75,196	6,495	8.6%	$13	$12
Total administrative services fees	$101,531	$86,332	$15,199	17.6%

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (A)
	Nine Months Ended September 30,				Nine Months Ended September 30,
			Dollar	Percentage
	2007	2006	Change	Change	2007	2006
Premium revenues
Government Segment:
Medicare Advantage	$8,372,736	$6,196,455	$2,176,281	35.1%	$828	$805
Medicare stand-alone PDPs	2,848,105	2,168,310	679,795	31.4%	$91	$90
Total Medicare	11,220,841	8,364,765	2,856,076	34.1%
TRICARE insured (B)	2,166,428	1,898,038	268,390	14.1%	$140	$122
Medicaid insured	397,420	386,643	10,777	2.8%	$115	$101
Total Government Segment premiums	13,784,689	10,649,446	3,135,243	29.4%
Commercial Segment:
Fully-insured medical	4,211,771	4,316,523	(104,752)	-2.4%	$269	$259
Specialty	324,194	306,360	17,834	5.8%	$22	$21
Total Commercial Segment premiums	4,535,965	4,622,883	(86,918)	-1.9%
Total premium revenues	$18,320,654	$15,272,329	$3,048,325	20.0%

Administrative services fees
TRICARE ASO (B)	$47,504	$33,471	$14,033	41.9%	$5	$3
Medicaid ASO	6,397	-	6,397	100.0%	$4	-
Total Government Segment	53,901	33,471	20,430	61.0%
Commercial Segment	240,587	215,250	25,337	11.8%	$13	$12
Total administrative services fees	$294,488	$248,721	$45,767	18.4%

Humana Inc.
Percentage of Ending Membership under Capitation Arrangements

	Government Segment					Commercial Segment
September 30, 2007	Medicare Advantage	Medicare stand-alone PDPs	TRICARE	Medicaid	Total Govt. Segment	Fully-insured	ASO	Total Comm. Segment	Total Medical Membership

Capitated HMO hospital system based (C)	2.4%	-	-	-	0.3%	1.4%	-	0.8%	0.5%
Capitated HMO physician group based (C)	2.0%	-	-	26.5%	2.2%	1.5%	-	0.8%	1.8%
Risk-sharing (D)	24.2%	-	-	40.8%	6.3%	1.5%	-	0.8%	4.7%
All other membership	71.4%	100.0%	100.0%	32.7%	91.2%	95.6%	100.0%	97.6%	93.0%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

September 30, 2006

Capitated HMO hospital system based (C)	3.1%	-	-	-	0.4%	1.9%	-	1.0%	0.6%
Capitated HMO physician group based (C)	2.4%	-	-	34.8%	2.2%	1.8%	-	1.0%	1.8%
Risk-sharing (D)	27.8%	-	-	64.5%	7.0%	1.4%	-	0.8%	5.1%
All other membership	66.7%	100.0%	100.0%	0.7%	90.4%	94.9%	100.0%	97.2%	92.5%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Humana Inc.
Detail of Medical and Other Expenses Payable Balance and Year-to-Date Changes
Dollars in thousands

	September 30,	June 30,	December 31,
	2007	2007	2006
Detail of medical and other expenses payable
IBNR and other medical expenses payable (E)	$2,017,742	$2,028,722	$1,686,051
TRICARE IBNR (F)	323,667	308,112	318,583
TRICARE other medical expenses payable (G)	89,447	100,975	94,699
Unprocessed claim inventories (H)	224,000	211,300	218,400
Processed claim inventories (I)	108,593	142,171	115,424
Payable to pharmacy benefit administrator (J)	117,880	162,866	55,104
Total medical and other expenses payable	$2,881,329	$2,954,146	$2,488,261

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2007	September 30, 2006	December 31, 2006
Year-to-date changes in medical and other
expenses payable

Balances at January 1	$2,488,261	$1,909,682	$1,909,682

Acquisitions	-	21,198	21,198

Incurred related to:
Current year (K)	15,656,377	13,163,725	17,696,654
Prior years - non-TRICARE (K)	(215,747)	(173,223)	(178,998)
Prior years - TRICARE (L)	(82,350)	(111,073)	(96,452)
Total incurred	15,358,280	12,879,429	17,421,204

Paid related to:
Current year	(13,310,165)	(11,193,784)	(15,532,079)
Prior years	(1,655,047)	(1,053,582)	(1,331,744)
Total paid	(14,965,212)	(12,247,366)	(16,863,823)

Balances at end of period	$2,881,329	$2,562,943	$2,488,261

Humana Inc.
Medical Claims Reserves Statistics

Receipt Cycle Time (M)
	2007	2006	Change	Percentage Change
1st Quarter Average	15.6	16.1	(0.5)	-3.1%
2nd Quarter Average	15.6	15.8	(0.2)	-1.3%
3rd Quarter Average	15.9	16.0	(0.1)	-0.6%
4th Quarter Average	-	15.8	N/A	N/A
Full Year Average	15.7	15.9	(0.2)	-1.3%

Unprocessed Claims Inventories

Date	Estimated Valuation (000's)	Claim Item Counts	Number of Days on Hand
9/30/2005	$136,700	512,800	4.7
12/31/2005	$148,200	498,400	4.6
3/31/2006	$185,300	683,900	5.6
6/30/2006	$193,700	702,000	4.8
9/30/2006	$187,900	623,900	5.4
12/31/2006	$218,400	757,700	6.1
3/31/2007	$222,300	747,200	5.5
6/30/2007	$211,300	751,600	4.9
9/30/2007	$224,000	819,100	6.1

Humana Inc.
Medical Claims Reserves Statistics (Continued)

Days in Claims Payable (N)
Quarter Ended	Days in Claim Payable (DCP)	Annual Change	Percentage Change	DCP Excluding Capitation	Annual Change	Percentage Change
9/30/2005	54.0	2.2	4.2%	60.8	1.7	2.9%
12/31/2005	60.3	10.8	21.8%	66.6	11.8	21.5%
3/31/2006	59.1	8.6	17.0%	65.5	9.4	16.8%
6/30/2006	59.5	6.7	12.7%	65.5	6.9	11.8%
9/30/2006	61.2	7.2	13.3%	67.1	6.3	10.4%
12/31/2006	60.2	(0.1)	-0.2%	66.5	(0.1)	-0.2%
3/31/2007	62.0	2.9	4.9%	67.8	2.3	3.5%
6/30/2007	62.4	2.9	4.9%	69.7	4.2	6.4%
9/30/2007	63.4	2.2	3.6%	70.5	3.4	5.1%

Year-to-Date Change in Days in Claims Payable (O)
			2007	2006
DCP - 4th quarter of prior year			60.2	60.3
Components of year-to-date change in DCP:
Change in claims receipt cycle time			(0.6)	(1.6)
Change in unprocessed claims inventories			0.1	1.7
Change in processed claims inventories			(0.2)	0.8
Change in TRICARE reserve balances			-	(2.1)
Change in pharmacy payment cutoff			-	(1.3)
Change in provider payables under risk arrangements			2.7	1.9
All other			1.2	0.5
DCP - current quarter			63.4	60.2

Humana Inc.
GAAP to non-GAAP Reconcilation
In thousands, except per common share results

	3Q07		3Q07 YTD		Forecasted EPS and Growth Rate
	Pretax Income	EPS	Pretax Income	EPS	2007	2008	Growth Rate
Consolidated
GAAP	$478,502	$1.78	$930,313	$3.48	$4.75 to $4.80	$5.30 to $5.50	10%-16%

Non-GAAP adjustment for favorable prior year claims development	$(68,878)	$(0.25)	$(68,878)	$(0.25)	$(0.25)	-

Non-GAAP (P)	$409,624	$1.53	$861,435	$3.23	$4.50 to $4.55	$5.30 to $5.50	16%-22%

	3Q07	3Q07 YTD
Government Segment	Pretax Income	Pretax Income
GAAP	$416,299	$722,954

Non-GAAP adjustment for favorable prior year claims development	$(68,878)	$(68,878)

Non-GAAP (P)	$347,421	$654,076

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
3Q07 Earnings Release

Footnote
(A)	Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(B)	TRICARE revenues are not contracted on a per-member basis.
(C)
In a limited number of circumstances, the company contracts with hospitals and physicians to accept financial risk for a defined set of HMO membership.  In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their capitated HMO membership, including some health benefit administrative functions and claims processing.  For these capitated HMO arrangements, the company generally agrees to reimbursement rates that target a medical expense ratio.  Providers participating in hospital-based capitated HMO arrangements generally receive a monthly payment for all of the services within their system for their HMO membership.  Providers participating in physician-based capitated HMO arrangements generally have subcontracted specialist physicians and are responsible for reimbursing such physicians and hospitals for services rendered to their HMO membership.

(D)
In some circumstances, the company contracts with physicians under risk-sharing arrangements whereby physicians have assumed some level of risk for all or a portion of the medical costs of their HMO membership.  Although these arrangements do include capitation payments for services rendered, the company processes substantially all of the claims under these arrangements.

(E)
IBNR represents an estimate of medical expenses payable for claims incurred but not reported (IBNR) at the balance sheet date.  The level of IBNR is primarily impacted by membership levels, medical claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR).  Other medical expenses payable includes amounts payable to providers under capitation arrangements.

(F)	TRICARE IBNR primarily fluctuates due to medical expense inflation and changes in the utilization of benefits.
(G)
TRICARE other medical expenses payable may include liabilities to subcontractors and/or risk share payables to the Department of Defense.  The level of these balances may fluctuate from period to period due to the timing of payment (cutoff) and whether or not the balances are payables or receivables (receivables from the Department of Defense are classified as receivables in the company's balance sheet).

(H)
Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.  TRICARE claim inventories are not included in this amount as an independent third party administrator processes all TRICARE medical claims on the company's behalf.  Reserves for TRICARE unprocessed claims inventory are included in TRICARE IBNR.

(I)
Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.

(J)
The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 10 days (10th & 20th of month) and the last day of the month.

(K)
Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine our estimate of claim reserves during the quarter.

(L)
Changes in estimates of TRICARE incurred claims for prior years result primarily from claim costs and utilization levels developing favorably from the levels originally estimated for the second half of the prior year.  As a result of substantial risk-sharing provisions with the Department of Defense and with subcontractors, any resulting impact on operations from the change in estimates of incurred related to prior years is substantially reduced, whether positive or negative.

(M)
The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for our largest claim processing platforms represents 70% to 75% of the company's fully-insured claims volume. Pharmacy claims are excluded from this measurement.

(N)
A common metric for monitoring medical claim reserve levels relative to the medical claims expense is days in claims payable, or DCP, which represents the medical claim liabilities at the end of the period divided by average medical expenses per day in the quarterly period.  Since the company has some providers under capitation payment arrangements (which do not require a medical claim IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's stand-alone PDP business.

(O)
DCP fluctuates due to a number of issues, the more significant of which are detailed in the rollforward of DCP from the fourth quarter of the prior year.  Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of Medicare stand-alone PDPs upon DCP.

(P)
These non-GAAP numbers exclude favorable development in the Government Segment related to prior year matters of approximately $68.9 million, or $0.25 per diluted share, that are not expected to recur in future periods.  The favorable claims development resulted from 1) the resolution of first year (2006) Part D implementation matters including enrollment discrepancies and the related impact on claims estimates ($54.0 million, or $0.20 per share) and 2) the adjustment of TRICARE reserves as a result of the settlement of the claims payment accuracy provision for prior option periods under the South contract ($14.9 million, or $0.05 per share). The company believes that these non-GAAP measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance.  Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.